SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2002

THE TALBOTS, INC. (Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

Share Repurchase Program

     The Talbots, Inc. (“Talbots”) and AEON (U.S.A.), Inc. (“AEON USA”) entered into an Amended Share Repurchase Program (“Amended Program”) dated as of October 31, 2002, following authorization by the Audit Committee and by the Board of Directors of Talbots.

     Under the Amended Program, Talbots purchases shares on the open market and purchases a proportionate number of shares from AEON USA so as to maintain substantially the same percentage ownership of Talbots between AEON USA and the public shareholders. The price of the Talbots common stock purchased from AEON USA is equal to the weighted average price of the Talbots common stock paid to the public shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.31	Amended Share Repurchase Program dated as of October 31, 2002 between Talbots and AEON (U.S.A.), Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2002	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Title

10.31	Amended Share Repurchase Program dated as of October 31, 2002 between Talbots and AEON (U.S.A.), Inc.